Exhibit 4.6

EXECUTION VERSION

EIG Investors Corp.

10.875% Senior Notes Due 2024

Exchange and Registration Rights Agreement

February 9, 2016

Goldman, Sachs & Co.,

Credit Suisse Securities (USA) LLC

Jefferies LLC

As representatives of the several Initial Purchasers

named in Schedule I to the Purchase Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 9, 2016, among EIG Investors Corp. (the “Issuer”), a Delaware corporation and a wholly owned subsidiary of Endurance International Group Holdings, Inc., a Delaware corporation (“Holdings”), the guarantors listed in Part A of Schedule II to the Purchase Agreement (as defined below) (the “Endurance Guarantors”) and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Jefferies LLC, as the representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) set forth in Schedule I to the Purchase Agreement (as defined below). Upon consummation of the merger of Constant Contact, Inc., a Delaware corporation (“Constant Contact”), with and into Paintbrush Acquisition Corporation, a wholly owned subsidiary of the Issuer (“Merger Sub”), with Constant Contact continuing as the surviving corporation (the “Acquisition”), the Issuer will cause each of the guarantors listed in Part B of Schedule II to the Purchase Agreement (the “Constant Contact Guarantors” and together with the Endurance Guarantors, the “Guarantors”) to execute and deliver a joinder agreement hereto substantially in the form attached as Annex A hereto (the “Registration Rights Agreement Joinder”) and to thereby join and become bound by the terms, conditions and other provisions of this Agreement.

This Agreement is made pursuant to the Purchase Agreement, dated February 8, 2016 (the “Purchase Agreement”), by and among the Issuer, the Endurance Guarantors and the Representatives, and, after giving effect to the Purchase Agreement Joinder referred to therein, the Constant Contact Guarantors, which provides for the sale by the Issuer to the Initial Purchasers of $350,000,000 aggregate principal amount of the Issuer’s 10.875% Senior Notes due 2024 (the “Notes”). Pursuant to the Purchase Agreement and the Indenture (as defined below), the Guarantors (as defined below) are required to guarantee (collectively, the “Guarantees,” and together with the Notes, the

“Securities”) on a senior unsecured basis the Issuer’s obligations under the Notes and the Indenture. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any domestic subsidiary of the Issuer, as acquired or organized after the Closing Date (as defined below), that is required to execute a supplemental indenture to the Indenture to provide a Guarantee, and its respective successors and assigns.

“Blackout Period” shall have the meaning set forth in Section 2(b) hereof.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall have the meaning ascribed to it in the Purchase Agreement.

“Constant Contact Guarantors” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Guarantees” shall mean the guarantees on a senior unsecured basis of the Exchange Notes by the Guarantors.

“Exchange Notes” shall mean senior notes issued by the Issuer containing terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement).

“Exchange Offer” shall mean the offer by the Issuer to exchange Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean the Exchange Notes together with the Exchange Guarantees.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the sale of the Securities or the Exchange Securities.

“Guarantees” shall have the meaning set forth in the preamble.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Additional Guarantors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities, dated as of February 9, 2016, between the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer” shall have the meaning set forth in the preamble and shall also include the Issuer’s successors.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Issuer or any of its “affiliates” (within the meaning of Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the

Holders of such required percentage or amount; and provided, further, that if the Issuer shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Market Maker” shall mean Goldman, Sachs & Co. and its affiliates (as defined under the rules and regulations of the SEC).

“Market-Making Conditions” shall have the meaning set forth in Section 2(d).

“Market-Making Registration” shall have the meaning set forth in Section 2(d).

“Market-Making Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement) that covers any of the Registrable Securities or the Exchange Securities pursuant to the provisions of this Agreement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement including post-effective amendments in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Notes” shall have the meaning set forth in the preamble.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Issuer upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuer in accordance with Section 3(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities or Exchange Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Purchase Agreement Joinder” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) except in the case of Securities that otherwise remain Registrable Securities, are held by an Initial Purchaser and are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated or (iv) such Securities may be resold without restriction pursuant to Rule 144 (as amended or replaced) under the Securities Act.

“Registration Default” shall mean the occurrence of any of the following: (i) if required pursuant to Section 2(a) hereof, the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Issuer receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request or (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and, subject to any Blackout Period, thereafter ceases to be effective, whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and, subject to any Blackout Period, such failure to remain effective exists for more than 30 days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters, Holders or the Market Maker in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws and the Trust Indenture Act, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and the Guarantors and in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers or the Market Maker) and (viii) the fees and disbursements of the independent registered public accountants of Holdings, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Rights Agreement Joinder” shall have the meaning set forth in the preamble.

“Registration Statement” shall mean any registration statement of the Issuer and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean the 365th day after the Closing Date (or, if the 365th day is not a Business Day, the next succeeding Business Day).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, unless there are no Registrable Securities outstanding, the Issuer and the Guarantors shall use their commercially reasonable efforts to (1) file with the SEC an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities, (2) have such Registration Statement become effective for use by one or more Participating Broker-Dealers, (3) commence the Exchange Offer promptly after the Exchange Offer Registration Statement becomes effective and (4) issue Exchange Securities in exchange for all Registrable Securities tendered in the Exchange Offer on or prior to the Target Registration Date.

The Issuer shall commence the Exchange Offer by sending the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is sent (or longer if required by applicable law)) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuer and the Guarantors that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer, it is not engaged in, and does not intend to engage in, and it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any Guarantor, (4) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities (other than Securities acquired directly from the Issuer or any of its affiliates), then such Holder will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder) and (5) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (1) through (4).

As soon as practicable after the last Exchange Date, the Issuer and the Guarantors shall:

(I)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Securities tendered by such Holder; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date of original issue of the Securities.

The Issuer and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall be conducted in accordance with the terms of this Agreement and shall not be subject to any conditions, except that the Issuer and the Guarantors shall not be required to conduct the Exchange Offer if (i) doing so would violate any applicable law or applicable interpretations of the Staff, (ii) any action or proceeding is instituted in or threatened in any court or by or before any governmental agency with respect to the Exchange Offer that, in the reasonable judgment of the Issuer and the Guarantors, might materially impair the ability of the Issuer and the Guarantors to proceed with the Exchange Offer or (iii) any government or regulatory approval to conduct the Exchange Offer has not been obtained that, in the reasonable judgment of the Issuer and the Guarantors, is necessary for the consummation of the Exchange Offer.

(b) In the event that (i) the Issuer and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate an applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer, for any other reason, is not completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) within 30 days after the consummation of the Exchange Offer from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, or (iv) any Holder is not eligible to participate in the Exchange Offer pursuant to Section 2(a) or, in the case of a Holder who does participate in the Exchange Offer, does not receive freely tradeable Exchange Securities and so notifies the Issuer within 30 days after such Holder first becomes aware of such restrictions, the Issuer and the Guarantors shall use their commercially reasonable efforts to file with the SEC as soon as practicable after such determination, notification or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and use their commercially reasonable efforts to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Issuer as is contemplated by Section 3(b) hereof.

In the event that the Issuer and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding paragraph, the Issuer and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Issuer and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of the (1) one-year anniversary of the effectiveness of the Shelf Registration Statement and (2) date when the Securities cease to be Registrable Securities (the “Shelf Effectiveness Period”); provided that the Issuer and the Guarantors may, for a period (a “Blackout Period”) of up to 60 days in any three-month period, not to exceed 90 days in any twelve-month period, suspend the use of the Prospectus contained in the Shelf Registration Statement if the Board of Directors of Holdings reasonably determines that the Shelf Registration Statement is not usable under circumstances relating to corporate developments, public filings with the SEC and similar events.

The Issuer and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities with respect to information relating to one or more of such Holders, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required. The Issuer and the Guarantors agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Issuer and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

The Issuer and the Initial Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer and the Guarantors agree to pay, jointly and severally, as liquidated damages and the sole remedy for monetary damages in connection with a Registration Default, additional interest on the outstanding Registrable Securities if a Registration Default occurs. The interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to the subsequent 90-day period, in each case to but excluding the date such Registration Default ends. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) of the definition thereof, subject to any Blackout Period, when the Shelf Registration Statement again becomes effective. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

(d) So long as (x) any of the Securities (whether Registrable Securities, Exchange Securities or otherwise) are outstanding, (y) the Market Maker proposes to make a market in the Registrable Securities or the Exchange Securities as part of its business in the ordinary course and (z) in the reasonable opinion of Goldman, Sachs & Co., it would be necessary under applicable laws, rules and regulations for the Market Maker to deliver a Prospectus in connection with market-making activities with respect to the Registrable Securities or the Exchange Securities (clauses (x) through (z) collectively, the “Market-Making Conditions”), the following provisions of this Section 2(d) shall apply for the sole benefit of the Market Maker (it being understood that only a person for whom the Market-Making Conditions apply at the applicable time shall be entitled to the use of the Market-Making Registration Statement and related provisions of this Agreement at any time). The Issuer and the Guarantors shall use their commercially reasonable efforts to file with the SEC, a Market-Making Registration Statement providing for the registration, and the sale on a continuous or delayed basis in secondary transactions by the Market Maker, of Registrable Securities or Exchange Securities (such filing, a “Market-Making Registration”. The Issuer and the Guarantors agree to use their commercially reasonable efforts (i) to have such Market-Making Registration Statement become effective on or prior to (x) the date the Exchange Offer is completed pursuant to Section 2(a) above or (y) the date the Shelf Registration becomes effective pursuant to Section 2(b) above, and (ii) to keep such Market-Making Registration Statement continuously effective for so long as the Market-Making Conditions continue to be satisfied; provided, that the Issuer and the Guarantors may suspend the use of the Prospectus contained in the Market-Making Registration Statement for one or more Blackout Periods if the Board of Directors of Holdings reasonably determines that the Market-Making Registration Statement is not usable under circumstances relating to corporate developments, public filings with the SEC and similar events; provided, that the Issuer and the Guarantors shall promptly notify the Market Maker when the Market-Making Registration Statement may once again be used; provided, further, that any such Blackout Periods shall not be limited in frequency or duration.

3. Registration Procedures. (a) In connection with their obligations pursuant to Sections 2(a), 2(b) and 2(d) hereof, the Issuer and the Guarantors shall, as soon as reasonably practicable:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Issuer, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof, and in the case of a Market-Making Registration, be available for the sale of Registrable Securities or Exchange Securities, as the case may be, by the Market Maker, (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and (D) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and use their commercially reasonable efforts to cause such Registration Statement to become effective, and, subject to any Blackout Period, remain effective for the applicable period in accordance with Section 2 hereof;

(ii) subject to any Blackout Period, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuer or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, and in the case of a Market-Making Registration, furnish to the Market Maker and its counsel, without charge, an executed or conformed copy of the applicable Registration Statement and as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel, Underwriter or Market Maker may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities or Exchange Securities, as the case may be, thereunder; and, subject to Section 3(c) hereof, the Issuer and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders, any such Underwriters and the Market Maker in connection with the offering and sale of the Registrable Securities or Exchange Securities, as the case may be, covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) use their commercially reasonable efforts to register or qualify the Registrable Securities or Exchange Securities, as the case may be, under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder or the Market Maker shall reasonably request in writing by the time the applicable Registration Statement becomes effective; reasonably cooperate with such Participating Holders and the Market Maker in connection with any filings required to be made with FINRA; and do any and all other acts and things (including by way of obtaining any necessary governmental consents or approvals, if any) that may be reasonably necessary or advisable to enable each Participating Holder and the Market Maker to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder and the transactions in the Registrable Securities and Exchange Securities by the Market Maker; provided that neither the Issuer nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders and, in the case of a Market-Making Registration, notify the Market Maker and counsel for the Market Maker promptly and, if requested by any such Participating Holder, Market Maker or counsel, as the case may be, confirm such advice in writing (1) when a Registration Statement has been filed and become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any comments or request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuer of any notice of objection of the SEC to the use of a Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, or the happening of any event that causes the Issuer to become an “ineligible issuer” as defined in Rule 405 under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects, (5) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby or during the effectiveness of a Market-Making Registration Statement pursuant to Section 2(d) hereof, the Issuer or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (6) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (7) of any determination by the Issuer or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration or Market-Making Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as practicable and provide immediate notice to each Holder, Participating Holder or Market Maker, as the case may be, of the withdrawal of any such order or such resolution;

(viii) in the case of a Shelf Registration or a Market-Making Registration, to the extent the Registrable Securities or Exchange Securities are certificated, reasonably cooperate with the Participating Holders or the Market Maker, as the case may be, to facilitate the timely preparation and delivery of certificates representing Registrable Securities or Exchange Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities or Exchange Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders or the Market Maker may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities or Exchange Securities;

(ix) subject to any Blackout Period, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities or Exchange Securities, as the case may be, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuer shall notify the Participating Holders (in the case of a Shelf Registration Statement), the Initial Purchasers and any Participating Broker-Dealers known to the Issuer (in the case of an Exchange Offer Registration Statement) and the Market Maker (in the case of a Market-Making Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers, the Initial Purchasers and the Market Maker, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Issuer and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(x) a reasonable time prior to the filing of any Registration Statement, any Prospectus, Free Writing Prospectus or amendment of or supplement to a Registration Statement or a Prospectus or Free Writing Prospectus (excluding any document that is to be incorporated by reference into a Registration Statement, Prospectus or Free Writing Prospectus), provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) or in the case of a Market-Making Registration Statement, to the Market Maker and its counsel, and make such of the representatives of the Issuer and Holdings as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a

Shelf Registration Statement, the Participating Holders or their counsel) or in the case of a Market-Making Registration Statement, the Market Maker or its counsel, available for discussion of such document; and the Issuer and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, Free Writing Prospectus or amendment of or supplement to a Registration Statement or a Prospectus or Free Writing Prospectus (excluding any document that is to be incorporated by reference into a Registration Statement, Prospectus or Free Writing Prospectus) of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) or in the case of a Market-Making Registration Statement, the Market Maker and its counsel, shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) or in the case of a Market-Making Registration Statement, the Market Maker and its counsel, shall reasonably object;

(xi) use their commercially reasonable efforts to obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xii) use their commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; reasonably cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii) in the event that the filing of a Registration Statement requires the appointment of a new trustee under the Indenture, appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture;

(xiv) in the case of a Shelf Registration or a Market-Making Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, the Market Maker (in the case of a Market-Making Registration), any attorneys and accountants designated by a majority in aggregate principal amount of the Notes held by the Participating Holders, any attorneys and accountants designated by such Underwriter, and any attorneys and accountants designated by the Market Maker, as the case may be, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of Holdings and the Guarantors, and cause the respective officers, directors and employees of Holdings and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, Market Maker, attorney or accountant, as the case may be, in connection with such Shelf Registration Statement or Market-Making Registration Statement; provided that if any such information is identified by Holdings or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any such Inspector, Holder, Underwriter or Market Maker;

(xv) in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Issuer or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) if reasonably requested by any Participating Holder or the Market Maker, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder or Market Maker, as such Participating Holder or Market Maker, as the case may be, reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer has received notification of the matters to be so included in such filing;

(xvii) in the case of a Shelf Registration or Market-Making Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities or Exchange Securities, as the case may be, including (in the case of a Shelf Registration), but not limited to, an Underwritten Offering and in connection therewith, (1) to the extent possible, agree to customary indemnity and contribution provisions and make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Issuer, Holdings and the Issuer’s subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) solely with respect to an Underwritten Offering, obtain opinions of counsel to the Issuer and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders, such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) solely with respect to an Underwritten Offering, obtain “comfort” letters from the independent registered public accountants of Holdings (and, if necessary, any other registered public accountant of any subsidiary of the Issuer, including Constant Contact, or of any other business acquired by the Issuer for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuer and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

(xviii) make generally available to each Participating Holder no later than eighteen months after the effective date of a Registration Statement, an “earning statement” of Holdings complying with Section 11(a) of the Securities Act (including, at the option of the Issuer, Rule 158 thereunder); and

(xix) so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Issuer of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex B and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchasers no later than five Business Days following the execution thereof.

(b) In the case of a Shelf Registration Statement, the Issuer may require each Holder of Registrable Securities to furnish to the Issuer a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuer may from time to time reasonably request in writing.

(c) Each Participating Holder and the Market Maker agree that, upon receipt of any notice from the Issuer of the occurrence of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof or of a Blackout Period, such Participating Holder or the Market Maker, as the case may be, will forthwith discontinue disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to the applicable Registration Statement until such Participating Holder’s or the Market Maker’s receipt of the copies of the supplemented or amended Prospectus and any related Free Writing Prospectus or notice that the Blackout Period has terminated and, if so directed by the Issuer, such Participating Holder or Market Maker, as the case may be, will deliver to the Issuer all copies in its possession, other than permanent file copies then in such Participating Holder’s or the Market Maker’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities or Exchange Securities that is current at the time of receipt of such notice.

(d) If the Issuer shall give any notice to suspend the disposition of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement or of any Blackout Period with respect thereto, the Issuer and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus or any other notice necessary to resume such dispositions.

(e) The Participating Holders who desire to do so may sell Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

(f) Each Participating Holder and the Market Maker will furnish to the Issuer and the Guarantors such information regarding such Participating Holder or the Market Maker, as the case may be, and the distribution of such Registrable Securities or Exchange Securities as the Issuer may from time to time reasonably request in writing. Each Participating Holder and the Market Maker agree to notify the Issuer and the Guarantors as promptly as practicable of any inaccuracy or change in information previously furnished by such Participating Holder or the Market Maker, as the case may be, to the Issuer and the Guarantors or of the happening of any event, in either case as a result of which any Prospectus relating to such registration contains an untrue statement of a material fact regarding such Participating Holder or the Market Maker or the distribution of such Registrable Securities or Exchange Securities or omits to state any material fact regarding such Participating Holder or the Market Maker or the distribution of such Registrable Securities or Exchange Securities required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and to furnish to the Issuer and the Guarantors promptly any additional information required to correct and update any previously furnished information or required such that such Prospectus shall not contain, with respect to such Participating Holder or the Market Maker or the distribution of such Registrable Securities or Exchange Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Issuer and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Issuer and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the Exchange Offer Registration Statement becomes effective (as such period may be extended pursuant to Section 3(c) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Issuer and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Issuer, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution. (a) Each of the Issuer, the Endurance Guarantors, and upon execution and delivery of the Registration Rights Agreement Joinder, each of the Constant Contact Guarantors, jointly and severally with the Issuer and each of the Endurance Guarantors, hereby agrees to indemnify and hold harmless each of the Participating Holders as holders of Registrable Securities included in an Exchange Offer Registration Statement and, each of the Participating Holders as holders of Registrable Securities included in a Shelf Registration Statement and the Market Maker as a holder of Registrable Securities or Exchange Securities included in a Market-Making Registration Statement from and against any loss, claim, damage or liability, joint or several, to which such Participating Holder or the Market Maker may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities or Exchange Securities were registered under the Securities Act, or any Prospectus or Free Writing Prospectus contained therein or furnished by the Issuer to any such Participating Holder or the Market Maker, or (ii) the omission or alleged omission to state therein any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each such Participating Holder and the Market Maker promptly upon demand, for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus or Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Issuer by such person specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Issuer or the Guarantors may otherwise have to each such Participating Holder and the Market Maker.

(b) Each Holder, severally and not jointly, hereby agrees to indemnify and hold harmless, the Issuer, the Initial Purchasers, the Market Maker and the other selling Holders, the Endurance Guarantors, and upon execution and delivery of the Registration Rights Agreement Joinder, each of the Constant Contact Guarantors and their respective officers, each of their respective directors, each of their respective officers who signed the Registration Statement and each Person, if any, who controls, as of the date hereof, the Issuer and each Guarantor, any Initial Purchaser, the Market Maker and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information concerning such Holder furnished to the Issuer and the Guarantors by or behalf of that Holder specifically for inclusion in any Registration Statement, any Prospectus and any Free Writing Prospectus. The foregoing indemnity agreement is in addition to any liability that any Holder may otherwise have to the Issuer, any Guarantor or any such director, officer or controlling person.

(c) Promptly after receipt by an indemnified party under either paragraph (a) or (b) above (such party, an “Indemnified Person”) of notice of claim or commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against the indemnifying party under either paragraph (a) or (b) above, notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Person shall not be liable to the Indemnified Person under this Section 5 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Person shall have the right to employ counsel to represent the Indemnified Person and such Indemnified Person’s respective directors, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Person against the Indemnifying Person under this Section 5, if (i) the Indemnifying Person and the Indemnified Person shall have so mutually agreed; (ii) the Indemnifying Person fails within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person and its respective directors, officers and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Indemnifying Person. No Indemnifying Person shall (x) without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the Indemnifying Person or if there be a final judgment of the plaintiff in any such action, the Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an Indemnified Person under paragraph (a) or (b) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein (other than by virtue of the failure of an Indemnified Person to notify the Indemnifying Person of its right to indemnification pursuant to paragraph (a) or (b) above, where such failure materially prejudices the Indemnifying Person (through the forfeiture of substantive rights or defenses)), then each Indemnifying Person shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, from the offering of the Securities or the Exchange Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Holders on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the Guarantors, on the one hand, and the total discounts and commissions received by the Holders with respect to the Securities, on the other hand, bear to the total gross proceeds from the offering of the Securities. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors, on the one hand, or the Holders on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. The Issuer, each Guarantor and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Person as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for purposes of this Section 5(d), any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute any amount in excess of the amount of discounts and commissions received by such Holder with respect to the Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 5(d) are several in proportion to their respective purchase obligations and not joint. Notwithstanding the foregoing, none of the Constant Contact Guarantors shall have any rights or obligations pursuant to this Section 5(d) until such time as each of the Constant Contact Guarantors shall have executed and delivered the Registration Rights Agreement Joinder.

(e) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or the Market Maker or any Holder or any Person controlling any Initial Purchaser, the Market Maker or any Holder, or by or on behalf of the Issuer or the Guarantors or the officers or directors of or any Person controlling the Issuer or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Issuer and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuer or any Guarantor, as applicable, under any other agreement and (ii) neither the Issuer nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 6 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be in writing and executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to each Initial Purchaser, its address set forth in the Purchase Agreement; (ii) if to the Issuer and the Guarantors, initially at the Issuer’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

(i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuer, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EIG INVESTORS CORP.

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: Chief Executive Officer and President

ENDURANCE INTERNATIONAL GROUP

HOLDINGS, INC.

THE ENDURANCE INTERNATIONAL

GROUP, INC.

ENDURANCE INTERNATIONAL GROUP –

WEST, INC.

DOMAIN NAME HOLDING COMPANY, INC.

HOSTGATOR.COM LLC

A SMALL ORANGE, LLC

BLUEHOST INC.

FASTDOMAIN INC

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran Title: Chief Executive Officer and President

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

For themselves and on behalf of the several Initial Purchasers GOLDMAN, SACHS & CO.

By	/s/ Michael Hickey
Name: Michael Hickey
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Hayes Smith
Name: Hayes Smith
Title: Managing Director

JEFFERIES LLC

By	/s/ John C. Duggan
Name: John C. Duggan
Title: Managing Director

[Signature Page to Registration Rights Agreement]

Annex A

JOINDER AGREEMENT TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT [            ], 2016

Reference is hereby made to the Exchange and Registration Rights Agreement, dated as of February 9, 2016 (the “Registration Rights Agreement”), by and among EIG INVESTORS CORP. (the “Issuer”), the guarantors listed in Part A of Schedule II to the Purchase Agreement (as defined in the Registration Rights Agreement) and GOLDMAN, SACHS & CO., CREDIT SUISSE SECURITIES (USA) LLC and JEFFERIES LLC, as the representatives of the several Initial Purchasers. Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given to them in the Registration Rights Agreement.

1. Joinder of the Guarantor. Each other signatory hereto (each, a “Guarantor”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such Guarantor executed the Registration Rights Agreement on the date thereof.

2. Governing Law. This Registration Rights Agreement Joinder, and any claim, controversy or dispute arising under or related to this Registration Rights Agreement Joinder, shall be governed by and construed in accordance with the laws of the State of New York.

3. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Registration Rights Agreement Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5. Headings. The headings in this Registration Rights Agreement Joinder are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement Joinder as of the date first written above.

CONSTANT CONTACT, INC.

By:
Name:
Title:

CARDSTAR, INC.

By:
Name:
Title:

SINGLEPLATFORM, LLC

By:
Name:
Title:

CARDSTAR PUBLISHING, LLC

By:
Name:
Title:

Annex B

Counterpart to Exchange and Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Exchange and Registration Rights Agreement, dated as of February 9, 2016, by and between EIG Investors Corp., a Delaware corporation, the guarantors listed in Part A of Schedule II to the Purchase Agreement (as defined in the Registration Rights Agreement) and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Jefferies LLC, as the representatives of the several Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                         .

[NAME]

By:
Name:
Title:

Annex B-1